Exhibit 99.1

SciQuest Announces CFO Transition

Appoints Jennifer Kaelin as Chief Financial Officer

Morrisville, NC—May 27, 2015—SciQuest, Inc. (Nasdaq: SQI), the largest publicly held pure-play provider of cloud-based, business automation solutions for spend management, today announced that it has appointed Jennifer G. Kaelin to the positions of chief financial officer and principal financial and accounting officer. Ms. Kaelin succeeds Rudy C. Howard, who stepped down from his roles as chief financial officer and principal financial and accounting officer. Mr. Howard will remain with the company until the end of June in order to help ensure a smooth transition.

Ms. Kaelin has more than 20 years of financial experience, including the last ten years at SciQuest. Ms. Kaelin served as the head of the finance team from 2005 until 2010.

Stephen Wiehe, president and chief executive officer, said, “We appreciate Rudy’s leadership and service, including his contributions during our IPO process in 2010. Due to the strength of the finance organization he helped build, we expect a seamless transition. Jennifer has been involved in all of the company’s significant financial decisions for many years, and now that we have begun to improve our revenue growth and margins, we believe it is the right time to make this natural transition.”

Commenting on her appointment, Ms. Kaelin stated, “I am honored to return to the role of chief financial officer at SciQuest and want to thank Rudy for his help in preparing me for this broader leadership role. I am committed to helping SciQuest achieve its financial goals, expanding the breadth and depth of our software suite and maximizing shareholder value.”

About SciQuest

SciQuest (Nasdaq: SQI) spend management solutions enable procurement, sourcing and financial professionals to focus on strategic decisions that transform business processes. Our feature-rich products and expert services help hundreds of organizations, including leading global companies, drive bottom line results by improving, automating and optimizing their source-to-settle processes.

Learn more about our solutions and how we can help your organization turn spending into savings at http://www.sciquest.com.

To join the conversation, please visit our blog, The Open Kitchen at http://www.sciquest.com/blog – or follow us on Twitter @SciQuest.

Cautionary Note Regarding Forward-Looking Statements

Any statements in this release that are not historical or current facts are forward-looking statements. All forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Certain of these risks are discussed in “Part I, Item 1A, Risk Factors” and elsewhere in SciQuest’s most recent Annual Report on Form 10-K and other reports, as filed with the United States Securities and Exchange Commission (“SEC”). The company’s SEC reports are available free of charge on the SEC's website at http://www.sec.gov or on the company’s website at www.sciquest.com. These forward-looking statements speak only as of the date hereof, and SciQuest undertakes no obligation to update, amend or clarify any forward-looking statement for any reason. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.

Contacts:

SciQuest Media contact:

SciQuest, Inc.

Roberta Patterson, 919-659-2230

rpatterson@sciquest.com

SciQuest Media contact:

fama PR for SciQuest

Dan Gaffney, 617-986-5036

sciquest@famapr.com

SciQuest Investor contact:

SciQuest, Inc.

Jamie Andelman, 919-659-2322

jandelman@sciquest.com

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